Exhibit 99.1

Dunkin’ Brands Announces Refinancing of its Outstanding Credit Facility

CANTON, Mass. (February 10, 2014) – Dunkin’ Brands Group, Inc. (Nasdaq: DNKN), the parent company of Dunkin’ Donuts and Baskin-Robbins, today announced it has completed the refinancing of its senior secured credit facility, including its senior secured revolving credit facility.

The total debt of the Company remains unchanged. The Company refinanced its senior secured credit facilities with new credit facilities consisting of a $1.379 billion term loan due February 2021, a $450 million term loan due September 2017 and a $100 million revolving credit facility due February 2019. The new interest rate on the term loan due February 2021 is LIBOR plus 2.50% with a LIBOR floor of 0.75%, while the interest rate on the term loan due September 2017 is LIBOR plus 2.50% with no LIBOR floor. The prior rate on the Company’s term loan facility had been LIBOR plus 2.75% with a LIBOR floor of 1.00%.
The new interest rate for the revolving credit facility is LIBOR plus 2.25% with no LIBOR floor (previously LIBOR plus 2.50%).
All other material provisions, including covenants under the existing Credit Agreement, remain unchanged.

As a result, the Company expects interest expense approximately $70 million in 2014.

“The strong credit market and high demand for Dunkin’ Brands’ term loan and revolving loan have enabled us to lower our weighted average cost of debt. As a result, we expect interest expense savings of $10 million in 2014,” said Paul Carbone, Dunkin’ Brands Chief Financial Officer. “Our previously provided guidance of $1.79-1.83 for adjusted earnings per share is inclusive of the savings from the refinancing.”
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About Dunkin' Brands Group, Inc.
With more than 18,000 point of distribution in nearly 60 countries worldwide, Dunkin' Brands Group, Inc. (Nasdaq: DNKN) is one of the world's leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hard-serve ice cream. At the end of fiscal 2013,  Dunkin' Brands nearly 100 percent franchised business model included nearly 11,000 Dunkin' Donuts restaurants and 7,300 Baskin-Robbins restaurants, which are primarily owned and operated by approximately 2,000 franchisees, licensees and joint venture partners. For the full-year 2013, the company had franchisee-reported sales of approximately $9.3 billion.  Dunkin' Brands Group, Inc. is headquartered in Canton, Mass.

Contact(s):

Stacey Caravella (Investors)
Director, Investor Relations
Dunkin’ Brands Group, Inc.
investor.relations@dunkinbrands.com
781-737-3200

Michelle King (Media)
Sr. Director, Global Public Relations
Dunkin’ Brands Group, Inc.
michelle.king@dunkinbrands.com
781-737-5200

Forward-Looking Statements
This release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These projections and statements reflect management’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain risk factors. These risks and uncertainties include, but are not limited to: the conditions of the debt markets, interest rate changes, general economic conditions, inflation or deflation, and government actions and policies. Further information on risk factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.